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                                                                    Exhibit 23.2


                                   CONSENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the use in the Form S-4 of First Enterprise Service Group, Inc. of our report dated June 19, 1999, relating to the financial statements of Space Systems International Corporation, and to the reference to us under the heading "Experts" in such registration statement.



San Diego, California                               PANNELL KERR FORSTER
February 22, 2000                                   Certified Public Accountants
                                                    A Professional Corporation